UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2011

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-32681	72-1440714
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 232-7028

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 13, 2011, PetroQuest Energy, Inc. (the “Company”) announced that it had closed its Mississippian Lime acquisition of 28,250 acres for an adjusted purchase price of $24,100,000. The acreage is located in Pawnee County, Oklahoma and has approximately 50 Boe/d of production and five saltwater disposal wells. Approximately 4,500 of the 28,250 acres are held by production with the remaining acreage subject to multi-year leases.

Subsequent to the closing of this acquisition, the Company sold a 50% working interest in the Pawnee County acreage for approximately $14,500,000. After completing this acquisition and subsequent sell-down, the Company has approximately 24,000 net acres in Pawnee, Grant and Kay Counties in Oklahoma and Sumner County, Kansas and expects to spud its first well targeting the Mississippian Lime near the end of the year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.

Date: September 14, 2011	By:	/s/ J. Bond Clement
J. Bond Clement Executive Vice President, Chief Financial Officer and Treasurer